Execution Version PHX 332633099v6 INVESTMENT AGREEMENT dated as of March 1, 2018 by and among Roadrunner Transportation Systems, Inc., Elliott Associates, L.P. and Brockdale Investments LP

i PHX 332633099v6 Table of Contents Page ARTICLE I PURCHASE; CLOSING  Section 1.1 Purchase .............................................................................................................................. 1  Section 1.2 Closing ................................................................................................................................ 1  Section 1.3 Closing Conditions ............................................................................................................. 2  ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY  Section 2.1 Organization and Authority ................................................................................................ 3  Section 2.2 Capitalization ...................................................................................................................... 4  Section 2.3 Authorization ...................................................................................................................... 5  Section 2.4 Sale and Status of Securities ............................................................................................... 6  Section 2.5 SEC Documents; Financial Statements .............................................................................. 6  Section 2.6 Undisclosed Liabilities ....................................................................................................... 7  Section 2.7 Brokers and Finders ............................................................................................................ 7  Section 2.8 Litigation ............................................................................................................................. 7  Section 2.9 Taxes ................................................................................................................................... 7  Section 2.10 Permits and Licenses .......................................................................................................... 8  Section 2.11 Environmental Matters ....................................................................................................... 8  Section 2.12 Title ..................................................................................................................................... 9  Section 2.13 Intellectual Property ............................................................................................................ 9  Section 2.14 Employee Benefits/Labor ................................................................................................... 9  Section 2.15 Intentionally Omitted ........................................................................................................ 10  Section 2.16 Registration Rights ........................................................................................................... 11  Section 2.17 Compliance with Laws ..................................................................................................... 11  Section 2.18 Absence of Changes .......................................................................................................... 11  Section 2.19 Anti-Corruption ................................................................................................................ 11  Section 2.20 Trade Controls .................................................................................................................. 12  Section 2.21 Listing and Maintenance Requirements ............................................................................ 12  Section 2.22 Material Contracts ............................................................................................................. 12  Section 2.23 Insurance ........................................................................................................................... 13  Section 2.24 No Additional Representations ......................................................................................... 13  ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS  Section 3.1 Organization and Authority .............................................................................................. 14  Section 3.2 Authorization .................................................................................................................... 14  Section 3.3 Purchase for Investment .................................................................................................... 14  Section 3.4 Financial Capability .......................................................................................................... 15  Section 3.5 Brokers and Finders .......................................................................................................... 15

ARTICLE IV

COVENANTS

Section 4.1	Filings; Other Actions	15
Section 4.2	Reasonable Best Efforts to Close	16
Section 4.3	Confidentiality	16
Section 4.4	State Securities Laws	16
Section 4.7	Tax Matters	16

ARTICLE V

MISCELLANEOUS

Section 5.1	Survival	17
Section 5.2	Reserved	17
Section 5.3	Amendment; Waiver	17
Section 5.4	Counterparts; Electronic Transmission	18
Section 5.5	Governing Law	18
Section 5.6	WAIVER OF JURY TRIAL	18
Section 5.7	Notices	18
Section 5.8	Entire Agreement	19
Section 5.9	Assignment	19
Section 5.10	Interpretation; Other Definitions	19
Section 5.11	Captions	26
Section 5.12	Severability	26
Section 5.13	No Third Party Beneficiaries	26
Section 5.14	Public Announcements	26
Section 5.15	Specific Performance	27
Section 5.16	Termination	27
Section 5.17	Effects of Termination	27
Section 5.18	Non-Recourse	28
Section 5.19	Disclosure Letter	28

Exhibit A: Form of Certificate of Designations
Schedule A: Purchaser Allocations

ii

PHX 332633099v6

PHX 332633099v6 INVESTMENT AGREEMENT, dated as of March 1, 2018 (this “Agreement”), by and among Roadrunner Transportation Systems, Inc., a Delaware corporation (the “Company”), Elliott Associates, L.P., a Delaware limited partnership, and Brockdale Investments LP, a Delaware limited partnership (each a “Purchaser,” and collectively, the “Purchasers”). RECITALS: WHEREAS, on or prior to the date hereof, the Company has adopted and filed with the Secretary of State of the State of Delaware a Certificate of Designations, Preferences and Rights in respect of the Company’s Series E-1 Cumulative Redeemable Preferred Stock in the form attached hereto as Exhibit A (the “Certificate of Designations”), in order to create a series of preferred stock, par value $0.01 per share, designated as Series E-1 Cumulative Redeemable Preferred Stock (the “Preferred Stock”); WHEREAS, the Company proposes to issue and sell to the Purchasers (or to their assignees pursuant to Section 5.9), in accordance with the percentages set forth on Schedule A, shares of Preferred Stock subject to the terms and conditions set forth in this Agreement; and WHEREAS, capitalized terms used in this Agreement have the meanings set forth in Section 5.10. NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows: ARTICLE I PURCHASE; CLOSING Section 1.1 Purchase. On the terms and subject to the conditions herein, from time to time on each Closing Date, the Company agrees to sell and issue to the Purchasers (or their assignees), and the Purchasers agree to purchase (or to cause their assignees to purchase) from the Company in accordance with the percentages set forth on Schedule A, an aggregate of up to 54,750 shares of Preferred Stock (the “Purchased Shares”) at a purchase price of $1,000 per share for the first 17,500 Purchased Shares, $960 per share for the next 18,228 Purchased Shares, and $920 per share for the final 19,022 Purchased Shares, free and clear of any Liens (other than restrictions arising under the Certificate of Incorporation (as defined below), restrictions arising under applicable securities Laws and restrictions set forth in the Stockholders’ Agreement). Section 1.2 Closing. (a) Each closing of a purchase by the Purchasers of Purchased Shares pursuant to this Agreement (each, a “Closing”) shall take place remotely via the electronic exchange of documents and signatures at 10:00 a.m. New York time on the fifth (5th) business day after delivery of the relevant Put Notice, subject to the satisfaction or waiver of the conditions set forth in this Agreement, including in Section 1.3 (other than those conditions that by their nature are to be satisfied by actions taken at such Closing, but subject to their satisfaction) or at such other date, time and place as the Company and the Purchasers agree (each, a “Closing Date”). (b) Subject to the satisfaction or waiver at or prior to each Closing of the applicable conditions to the Closing in Section 1.3, at each Closing:

2 PHX 332633099v6 (1) the Company will deliver to each Purchaser (i) certificates representing the Purchased Shares purchased by such Purchaser and (ii) all other documents, instruments and writings required to be delivered by the Company to such Purchaser pursuant to this Agreement; and (2) each Purchaser will deliver or cause to be delivered (i) to one or more bank accounts designated by the Company in writing at least two (2) business days prior to the applicable Closing Date, such Purchaser’s share of the Purchase Price (as determined in accordance with the percentages set forth on Schedule A) by wire transfer of immediately available funds and (ii) all other documents, instruments and writings required to be delivered by such Purchaser to the Company pursuant to this Agreement. Section 1.3 Closing Conditions. (a) The obligation of the Purchasers, on the one hand, and the Company, on the other hand, to effect each Closing is subject to the satisfaction or waiver by the Purchasers and the Company at or prior to the Closing of the following condition: no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Entity, and no Law shall be in effect restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement. (b) The obligation of the Purchasers to effect each Closing is also subject to the satisfaction by the Company or waiver by the Purchasers at or prior to the Closing of the following conditions: (1) (i) the representations and warranties of the Company set forth in Article II hereof (other than Sections 2.1, 2.2, 2.3(a), 2.4, 2.7 , 2.9(e), 2.21, and 2.22(d)) shall be true and correct (disregarding all qualifications or limitations as to materiality or Company Material Adverse Effect) as of the date of this Agreement and as of the applicable Closing Date as though made on and as of such date (except to the extent that any such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect, and (ii) the representations and warranties of the Company set forth in Sections 2.1, 2.2, 2.3(a), 2.4, 2.7, 2.9(e), 2.21 and 2.22(d) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the applicable Closing Date as though made on and as of such date (except to the extent that any such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date); (2) the Company shall have performed in all material respects all obligations required to be performed by it pursuant to this Agreement prior to the Closing; (3) each Purchaser shall have received a certificate signed on behalf of the Company by a duly authorized senior executive officer of the Company, certifying to the effect that the conditions set forth in Sections 1.3(b)(1) and (2) have been satisfied; and (4) each condition set forth in paragraphs (a), (c), (d), and (e) of Section 2 of the Commitment Letter. (c) The obligation of the Company to effect each Closing is also subject to the satisfaction by the Purchasers or waiver by the Company prior to the Closing of the following conditions:

3 PHX 332633099v6 (1) the representations and warranties of the Purchasers set forth in Article III hereof shall be true and correct as of the date of this Agreement and as of the applicable Closing Date as though made on and as of such date (except to the extent that any such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct as of such date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of the Purchasers to fully perform their covenants and obligations under this Agreement; (2) the Purchasers shall have performed in all material respects all obligations required to be performed by them pursuant to this Agreement prior to the Closing; and (3) the Company shall have received a certificate signed on behalf of each Purchaser by a duly authorized officer of such Purchaser certifying to the effect that the conditions set forth in Section 1.3(c)(1) and (2) have been satisfied. ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY Except as expressly disclosed in the SEC Documents publicly available before the date of this Agreement (but excluding any disclosure set forth in any risk factor section, any disclosures in any section relating to forward-looking statements and any other disclosures included therein to the extent they are predictive or forward-looking in nature) or as set forth in a correspondingly identified section of a letter provided to the Purchasers by the Company on the date hereof (such letter, collectively, the “Disclosure Letter”), the Company represents and warrants to each Purchaser, as of the date hereof and as of each Closing Date (except to the extent made only as of a specified date, in which case as of such date), that: Section 2.1 Organization and Authority. (a) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, has all requisite corporate power and authority to own its properties and conduct its business as presently conducted, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would, individually or in the aggregate, have a Company Material Adverse Effect. True and accurate copies of the certificate of incorporation of the Company (the “Certificate of Incorporation”) and the bylaws of the Company (the “Bylaws”), each as in effect as of the date of this Agreement, have been made available to the Purchasers prior to the date hereof. (b) Each Company Subsidiary is duly organized and validly existing under the laws of its jurisdiction of organization, has all requisite corporate or other applicable entity power and authority to own its properties and conduct its business as presently conducted, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would, individually or in the aggregate, have a Company Material Adverse Effect. As used herein, “Subsidiary” means, with respect to any person, any corporation, partnership, joint venture, limited liability company, or other entity (i) of which such person or a subsidiary of such person is a general partner or (ii) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests which have by their terms ordinary voting power to elect a majority of the board of directors or persons performing

4 PHX 332633099v6 similar functions with respect to such entity, is directly or indirectly owned by such person and/or one or more subsidiaries thereof; and “Company Subsidiary” means any Subsidiary of the Company. Section 2.2 Capitalization. (a) The authorized capital stock of the Company consists of 105,000,000 shares of Common Stock and 15,005,000 shares of preferred stock, par value $0.01 per share, 5,000 of which shares of preferred stock are designated as Series A Redeemable Preferred Stock, 155,000 of which shares of preferred stock are designated as Series B Preferred Stock, 55,000 of which shares of preferred stock are designated as Series C Preferred Stock, 100 of which shares of preferred stock are designated as Series D Preferred Stock, 90,000 of which shares of preferred stock are designated as Series E Preferred Stock, 54,750 of which shares of preferred stock are designated as Series E-1 Preferred Stock, and 240,500 of which shares of preferred stock are designated as Series F Preferred Stock. As of the close of business on February 22, 2018 (the “Capitalization Date”), there were: 38,423,391 shares of Common Stock issued and outstanding and no shares of Series A Redeemable Preferred Stock issued and outstanding, 155,000 shares of Series B Preferred Stock issued and outstanding, 55,000 shares of Series C Preferred Stock issued and outstanding, 100 shares of Series D Preferred Stock issued and outstanding, 37,500 shares of Series E Preferred Stock issued and outstanding, no shares of Series E-1 Preferred Stock issued and outstanding, and no shares of Series F Preferred Stock issued and outstanding. As of the close of business on the Capitalization Date, (i) 1,249,533 shares of Common Stock were reserved for issuance upon the exercise of stock options outstanding on such date that were granted pursuant to the Company’s 2010 Incentive Compensation Plan (the “2010 Incentive Compensation Plan”), the Company’s Key Employee Equity Plan and the Group Transportation Services Holdings, Inc. Key Employee Equity Plan (“Company Stock Options”), of which 907,336 were then unvested, (ii) 357,629 shares of Common Stock were reserved for issuance upon the vesting of restricted stock units outstanding on such date that were granted pursuant to the 2010 Incentive Compensation Plan (“Company RSUs”), (iii) 71,829 shares of Common Stock were reserved for issuance pursuant to vested Company RSUs, (iv) 361,152 shares of Common Stock were reserved for issuance upon the vesting of performance-based restricted stock units outstanding on such date that were granted pursuant to the 2010 Incentive Compensation Plan (“Company PRSUs”) (at “target” levels of performance), (v) 558,956 shares of Common Stock were available for future awards under the 2010 Incentive Compensation Plan, (vi) 379,572 shares of Common Stock were reserved for issuance upon the exercise of warrants outstanding on such date that were granted to the Purchasers pursuant to the Warrant Agreement dated as of May 2, 2017 (the “Company Warrants”) and (vii) no shares of Common Stock were held by the Company in its treasury. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. From the Capitalization Date through and as of the date of this Agreement, no other shares of Common Stock or preferred stock have been issued other than shares of Common Stock issued in respect of the exercise of Company Stock Options or in respect of the vesting of Company RSUs or Company PRSUs in the ordinary course of business. Section 2.2(a) of the Disclosure Letter sets forth as of the Capitalization Date a complete and correct list of all outstanding (w) Company Stock Options, (x) Company RSUs, (y) Company PSRUs, and (z) Company Warrants, the number of shares of Common Stock issuable thereunder or with respect thereto and the exercise price (if any), and the Company has granted no other such awards since the Capitalization Date. The Company does not have outstanding shareholder purchase rights or a “poison pill” or any similar arrangement in effect. (b) Section 2.2(b) of the Disclosure Letter sets forth the name and jurisdiction of organization of each Company Subsidiary. All of the issued and outstanding shares of capital stock or other equity interests of each Company Subsidiary (x) have been duly authorized, are validly issued and are fully paid, nonassessable and free of preemptive rights and (y) are owned by the owners thereof as set out in Section 2.2(b) of the Disclosure Letter free and clear of any Liens. No Company Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any

5 PHX 332633099v6 character calling for the purchase or issuance of any shares of capital stock, any other equity security or any Voting Debt (as defined below) of each such Company Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock, any other equity security or Voting Debt of each such Company Subsidiary. (c) No bonds, debentures, notes or other Indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. Except (i) pursuant to any cashless exercise provisions of any Company Stock Options or Company Warrants or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under Company Stock Options, Company RSUs or Company PRSUs, and (ii) as set forth in Section 2.2(a), the Company does not have and is not bound by any outstanding options, preemptive rights, rights of first offer, warrants, calls, commitments or other rights or agreements calling for the purchase or issuance of, or securities or rights convertible into, or exchangeable for, any shares of Common Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement). Section 2.3 Authorization. (a) The Company has the corporate power and authority to enter into this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of the Company (the “Board of Directors”). This Agreement has been, and (as of the first Closing) the other Transaction Documents will be, duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchasers, this Agreement is, and (as of each Closing) each of the other Transaction Documents will be, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other corporate proceedings are necessary for the execution and delivery by the Company of this Agreement or the other Transaction Documents, and no other corporate proceedings (except to the extent set forth in the other Transaction Documents) are necessary for the performance by the Company of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby. The total number of directors on the Board of Directors is 12. (b) Neither the execution and delivery by the Company of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of any Company Group Member under any of the terms, conditions or provisions of (x) the Certificate of Incorporation, the Certificate of Designations, the Bylaws or the certificate of incorporation, charter, articles of association, bylaws or other governing instrument of any Company Subsidiary or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which any Company Group Member is a party or by which it may be bound, or to which any Company Group Member or any of the properties or assets of any Company Group Member may be subject, or (ii) violate any law, statute, ordinance, rule, regulation, permit, franchise or any judgment, ruling, order, writ, injunction or decree applicable to any Company

6 PHX 332633099v6 Group Member or any of its respective properties or assets, except in the case of clauses (i)(y) and (ii) for such violations, conflicts and breaches as would not, individually or in the aggregate, have a Company Material Adverse Effect. (c) Other than the securities or blue sky laws of the various states, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by the Company of the transactions contemplated by this Agreement or the other Transaction Documents except as would not, individually or in the aggregate, be materially adverse to the Company Group, taken as a whole. Section 2.4 Sale and Status of Securities. (a) Subject to the accuracy of the representations made by the Purchasers in Section 3.3, the offer, sale and issuance of the Purchased Shares (i) has been and will be made in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act and (ii) will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable material blue sky laws. (b) The rights, preferences, privileges and restrictions of the Preferred Stock are as stated in the Certificate of Incorporation and the Certificate of Designations. Section 2.5 SEC Documents; Financial Statements. (a) Except as set forth on Section 2.5 of the Disclosure Letter, the Company has filed all required reports, proxy statements, forms, and other documents with the Securities and Exchange Commission (the “SEC”) since January 1, 2016 (collectively, the “SEC Documents”). Each of the SEC Documents, as of its respective date, complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents and, except as set forth on Section 2.5 of the Disclosure Letter, or to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document filed and publicly available prior to the date of this Agreement, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. (b) Except as set forth on Section 2.5 of the Disclosure Letter, the Company (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are reasonably designed to ensure that material information relating to the Company Group is made known to the individuals responsible for the preparation of the Company’s filings with the SEC and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the Board of Director’s audit committee (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. (c) There is no transaction, arrangement or other relationship between the Company and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Documents and is not so disclosed.

7 PHX 332633099v6 (d) The Company has delivered to the Purchasers a copy of the Company’s audited financial statements as of and for the year ended December 31, 2016 and the Company will deliver to the Purchasers as soon as reasonably practicable a copy of the Company’s audited financial statements as of and for the year ended December 31, 2017 (the “Company Financial Statements”). The Company Financial Statements present fairly in all material respects the Company’s consolidated financial condition, results of operations and cash flows for the dates or periods indicated thereon. The Company Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied in all material respects on a consistent basis throughout the periods indicated. Section 2.6 Undisclosed Liabilities. Except as set forth on Section 2.6 of the Disclosure Letter and except for (i) those liabilities that are reflected or reserved for in the Company Financial Statements, (ii) liabilities incurred since December 31, [2016] in the ordinary course of business consistent with past practice (it being agreed that a violation of Law in any material respect or a material litigation or other adverse proceeding shall not be deemed ordinary course), (iii) liabilities incurred pursuant to the transactions contemplated by this Agreement and the Transaction Documents and (iv) (x) liabilities that would be required to be included on a balance sheet prepared in accordance with GAAP that would not, individually or in the aggregate, be materially adverse to the Company Group, taken as a whole, and (y) other liabilities that would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company Group does not have any liabilities or obligations of any nature whatsoever (whether accrued, absolute, contingent or otherwise). Section 2.7 Brokers and Finders. No Company Group Member and none of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company in connection with this Agreement or the transactions contemplated hereby. Section 2.8 Litigation. Except as set forth on Section 2.8 of the Disclosure Letter, there is no action, suit, proceeding or investigation pending or, to the Knowledge of the Company, threatened in writing (including “cease and desist” letters or invitations to take patent license) against, nor any outstanding judgment, order, writ or decree against, any Company Group Member or any of its respective assets before or by any Governmental Entity which in the aggregate are, or if adversely determined, would reasonably be expected to be, materially adverse to the Company Group, taken as a whole. Except as would not, individually or in the aggregate, be materially adverse to the Company Group, taken as a whole, no Company Group Member is in default with respect to any judgment, order or decree of any Governmental Entity. Section 2.9 Taxes. (a) Except as would not, individually or in the aggregate, be materially adverse to the Company Group, taken as a whole: (1) Each Company Group Member has duly and timely filed (taking into account applicable extensions) all Tax Returns required to have been filed, such Tax Returns were accurate in all material respects, and all Taxes due and payable by the Company Group (whether or not shown on any Tax Return) have been timely paid, except for Taxes which are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

8 PHX 332633099v6 (2) All Taxes required to be withheld, collected or deposited by or with respect to each Company Group Member have been timely withheld, collected or deposited as the case may be and, to the extent required, have been paid to the relevant taxing authority except with respect to matters for which adequate reserves have been established in accordance with GAAP; and (3) There are no liens or encumbrances for Taxes upon the assets of any Company Group Member except for statutory liens for current Taxes not yet due or liens for Taxes that are being contested in good faith and by appropriate proceedings and in respect of which adequate reserves have been established in accordance with GAAP. (b) Except as set forth on Section 2.9 of the Disclosure Letter, no unresolved material deficiencies for any Tax Returns referred to in Section 2.9(a)(1) have been proposed or assessed against or with respect to any Company Group Member (and there is no outstanding audit, assessment, dispute or claim concerning any material Tax liability of any Company Group Member pending or raised) in each case by any taxing authority in writing to any Company Group Member, except with respect to matters for which adequate reserves have been established in accordance with GAAP. (c) No Company Group Member has engaged in, or has any material liability or material obligation with respect to, any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(c). (d) The Company has not been a “distributing corporation” or a “controlled corporation” in any distribution occurring during the last two (2) years intended to qualify under Section 355 of the Code. (e) Each Company Group Member is not and does not expect to become a “passive foreign investment company” within the meaning of Section 1297 of the Code. Section 2.10 Permits and Licenses. The members of the Company Group possess all certificates, authorizations, approvals, licenses and permits issued by each Governmental Entity necessary to conduct their respective businesses as presently conducted (the “Permits”), except where the failure to possess any such Permits would not, individually or in the aggregate, be materially adverse to the Company Group, taken as a whole. All material Permits are valid and in full force and effect, and no Company Group Member is in default under, or the subject of a proceeding for suspension, revocation or cancellation of, any of the Permits, except where the failure to possess any such Permits, individually or in the aggregate, would not reasonably be expected to be materially adverse to the Company Group, taken as a whole. The completion of the transactions contemplated by this Agreement will not result in any material Permit ceasing to be valid and in full force and effect, nor shall it result in any material Permit becoming liable for revocation, termination or cancellation. Section 2.11 Environmental Matters. The Company Group is, and since December 31, 2014 has been, in compliance with all applicable Environmental Laws, except where failure to be in such compliance would not, individually or in the aggregate, be materially adverse to the Company Group, taken as a whole. Since December 31, 2014, no Company Group Member has received from any person any written notice alleging that such Company Group Member is not in compliance with, or has material liability under, any Environmental Law, including any investigative, corrective or remedial obligation, other than any such violation or liability that has been fully and finally resolved and for which there are no additional obligations. There have been no Releases of or exposure to Hazardous Substances at any location that would reasonably be expected to result in material liability to the Company Group, taken as a whole.

9 PHX 332633099v6 Section 2.12 Title. Each Company Group Member (i) has good and marketable title to its property that is owned real property, (ii) has valid leases to its property that is leased real property and (iii) has good and valid title to or a valid leaseholder interest in all of its other property, other than negligible assets not material to the operations of any Company Group Member, in each case, except as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect. Section 2.13 Intellectual Property. Except as would not, individually or in the aggregate, be materially adverse to the Company Group, taken as a whole: (a) the Company Group exclusively owns, free and clear of all Liens (other than licenses of Intellectual Property and any restriction or covenant associated with any license of Intellectual Property), (i) all Intellectual Property for which registrations and applications have been filed in their names that are not expired or abandoned, which registrations are subsisting and unexpired, and valid and enforceable, and (ii) all of the other proprietary Intellectual Property used in the conduct of the business of the Company Group that is not used pursuant to a license; (b) the Company Group owns or has a valid right to use all Intellectual Property necessary and sufficient to conduct the business of the Company Group as presently conducted; (c) the conduct of the business of the Company Group does not infringe, dilute, misappropriate or otherwise violate the Intellectual Property of any third party, and, to the Knowledge of the Company, no person is infringing, diluting, misappropriating or otherwise violating any Intellectual Property owned by any Company Group Member; and (d) neither the Company Group nor any third Person working on behalf of them, has had a breach of security or an incident of unauthorized access, disclosure, use, corruption, destruction or loss of any data or non-public information that the Company Group (or a third Person on behalf of them) collects, stores, uses, maintains or transmits. Section 2.14 Employee Benefits/Labor. (a) Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) each Plan complies with, and has been operated and administered in compliance with, its terms and all applicable Laws (including ERISA and the Code and similar provisions of non-U.S. Law), (ii) the Company Group has filed all reports, returns, notices, and other documentation required by applicable Law (including ERISA and the Code and similar provisions of non-U.S. Law) to be filed with any Governmental Entity with respect to each Plan, (iii) with respect to any Plan, no actions, Liens, lawsuits, claims or complaints (other than routine claims for benefits, appeals of such claims and domestic relations order proceedings) are pending or, to the Knowledge of the Company, threatened, and, to the Knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such actions, Liens, lawsuits, claims or complaints, (iv) (x) none of the Plans are presently under audit or examination, nor is a potential audit or examination reasonably anticipated, by the Internal Revenue Service, the Department of Labor or any other Governmental Entity and (y) no event has occurred with respect to a Plan which would reasonably be expected to result in a liability of any Company Group Member to any Governmental Entity, and (v) all contributions and premiums required to have been paid by any Company Group Member to any Plan under the terms of any such plan or its related trust, insurance contract or other funding arrangement, or pursuant to any applicable Law (including ERISA and the Code and similar provisions of non-U.S. Law) have been paid within the time prescribed by any such plan, agreement or applicable Law.

10 PHX 332633099v6 (b) No Plan is an unfunded pension plan or other unfunded retirement or termination plan, whether or not subject to minimum funding standards under applicable Law. No Company Group Member maintains or contributes to, or has in the past sponsored, maintained or contributed to, any pension plan subject to Title IV of ERISA, including a Multiemployer Plan. Except as would not, individually or in the aggregate, be materially adverse to the Company Group, taken as a whole, no Company Group Member has incurred any unsatisfied liability (including withdrawal liability) in respect of any Multiemployer Plan. Except as would not, individually or in the aggregate, be materially adverse to the Company Group, taken as a whole, no liability under Title IV or Sections 302, 303 or 304 of ERISA or Sections 412, 430 or 431 of the Code or similar provisions of non-U.S. Law has been incurred by any Company Group Member, and no condition exists that would reasonably be expected to present a risk to any Company Group Member of incurring any such material liability, including as a consequence of being considered a single employer with any other person under Section 414 of the Code or Title IV of ERISA or a similar provision of non-U.S. Law. (c) Except as would not, individually or in the aggregate, be materially adverse to the Company Group, taken as a whole, none of the execution of, or the completion of the transactions contemplated by, this Agreement, will result in (i) severance pay or an increase in severance pay upon termination after Closing to any current or former employee of any Company Group Member, (ii) any payment or benefit becoming due, or increase in the amount of any payment or benefit due, to any current or former employee, director or independent contractor of any Company Group Member, (iii) acceleration of the time of payment or vesting or result in funding of compensation or benefits to any current or former employee, director or independent contractor of any Company Group Member, (iv) any new material obligation under any Plan, (v) any limitation or restriction on the right of any Company Group Member to merge, amend, or terminate any Plan, or (vi) any payments which would not be deductible under Section 280G of the Code or subject to Tax under Section 4999 of the Code. No Plan provides for reimbursement or gross-up of any excise tax under Section 409A or Section 4999 of the Code. (d) Except as would not, individually or in the aggregate, be materially adverse to the Company Group, taken as a whole, no Company Group Member is a party to or is otherwise bound by any collective bargaining agreement or similar agreement, and there are no labor unions or other organizations or groups representing, purporting to represent or attempting to represent any employees employed by the Company Group Member. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) no labor strike, slowdown, work stoppage, picketing, dispute, lockout, concerted refusal to work overtime or other labor controversy is in effect or, to the Knowledge of the Company, threatened in writing with respect to employees of any Company Group Member, and no Company Group Member has experienced any such labor controversy within the past two (2) years, (ii) no action, complaint, charge, inquiry, proceeding or investigation by or on behalf of any current or former employee, labor organization (including any union or works council) or other representative of the employees of any Company Group Member (including persons employed jointly by such entities with any other staffing or other similar entity) is pending or, to the Knowledge of the Company, threatened in writing and (iii) the Company Group is in compliance with all applicable Laws, agreements, contracts, policies, plans and programs relating to employment, employment practices, compensation, benefits, profit sharing, wage and hours, terms and conditions of employment and termination of employment, including workplace discrimination, harassment, workers’ compensation, classification of workers (including classification as exempt or non-exempt or as employees or independent contractors), unlawful retaliation, the provision of meal and rest breaks, withholding of taxes, immigration, employee leave issues, plant closings and mass layoffs, occupational safety and health, fair labor standards. Section 2.15 Intentionally Omitted.

11 PHX 332633099v6 Section 2.16 Registration Rights. Except as set forth on Section 2.16 of the Disclosure Letter and except as provided in the Registration Rights Agreement, the Company has not granted or agreed to grant, and is not under any obligation to provide, any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently. Section 2.17 Compliance with Laws. Except as set forth on Section 2.17 of the Disclosure Letter and except as would not, individually or in the aggregate, be materially adverse to the Company Group, taken as a whole, no Company Group Member is, or since December 31, 2014 has been, in violation of any applicable Law. No Company Group Member is being investigated with respect to any applicable Law, except for such of the foregoing as would not, individually or in the aggregate, be materially adverse to the Company Group, taken as a whole. Section 2.18 Absence of Changes. Since January 1, 2018, each Company Group Member has operated in the ordinary course of business consistent with past practice. Section 2.19 Anti-Corruption. (a) Each Company Group Member and each of its respective officers, directors, employees, agents, distributors and other Persons acting for or on behalf of any Company Group Member (collectively, the “Relevant Persons”) have not directly or indirectly violated or taken any act in furtherance of violating any provision of the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the U.K. Bribery Act 2010 or any other anti-corruption or anti-bribery Laws applicable to any Company Group Member except for such of the foregoing as would not, individually or in the aggregate, be materially adverse to the Company Group, taken as a whole. (b) Except as would not, individually or in the aggregate, be materially adverse to the Company Group, taken as a whole, the Relevant Persons have not directly or indirectly taken any act in furtherance of any payment, gift, bribe, rebate, loan, payoff, kickback or any other transfer of value, or offer, promise or authorization thereof, to any Person, including any Government Official, for the purpose of: (i) improperly influencing or inducing such Person to do or omit to do any act or to make any decision in an official capacity or in violation of a lawful duty; (ii) inducing such Person to influence improperly his or her or its employer, public or private, or any Governmental Entity, to affect an act or decision of such employer or Governmental Entity, including to assist any Person in obtaining or retaining business; or (iii) securing any improper advantage. (c) None of the officers, directors, employees or other Persons acting for or on behalf of any Company Group Member is a Government Official or consultant to any Government Official, and there is no existing family relationship between any officer, director or, to the Knowledge of the Company, any employee or other Person acting for or on behalf of any Company Group Member and any Government Official. (d) None of the executive officers or directors of the Company nor any of the other Relevant Persons have, directly or indirectly: (i) circumvented the internal accounting controls of any Company Group Member; (ii) falsified any of the books, records or accounts of any Company Group Member; or (iii) made false or misleading statements to, or attempted to coerce or fraudulently influence, an accountant in connection with any audit, review or examination of the financial statements of any Company Group Member.

12 PHX 332633099v6 Section 2.20 Trade Controls. (a) The Relevant Persons have not in the course of their actions for, or on behalf of, any Company Group Member engaged directly or indirectly in transactions: (i) connected with any of North Korea, Crimea, Cuba, Iran, Syria, Myanmar or Sudan; or (ii) connected with any government, country or other entity or Person that is the target of U.S. economic sanctions administered by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) or by Her Majesty’s Treasury in the U.K., or the target of any applicable U.N., E.U. or other international sanctions regime, including any transactions with specially designated nationals or blocked persons designated by OFAC or with persons on any U.N., E.U. or U.K. assets freeze list; or (iii) that is prohibited by any law administered by OFAC, or by any other economic or trade sanctions law of the U.S. or any other jurisdiction. (b) None of the Company’s executive officers or directors nor, to the Knowledge of the Company, any other Relevant Person is a person whose property or interests in property are blocked or frozen under the economic sanctions laws of the U.S., the E.U. or any other jurisdiction; and no Relevant Person is designated as a denied person by the U.S. Commerce Department Bureau of Industry and Security or as a debarred party by the U.S. State Department’s Directorate of Defense Trade Control. Section 2.21 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to, have the effect of terminating the registration of the Common Stock under the Exchange Act nor has the Company received since December 31, 2014 any written notification that the SEC intends to terminate such registration or from the NYSE that it intends to delist the Company. Section 2.22 Material Contracts. (a) Except as would not, individually or in the aggregate, be materially adverse to the Company Group, taken as a whole, each Material Contract is in full force and effect and constitutes a legal, valid and binding agreement of the Company or a Company Subsidiary (as applicable) enforceable against the Company or a Company Subsidiary (as applicable) and, to the Knowledge of the Company, the other parties thereto in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other requirement of applicable Law affecting creditor’s rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). (b) Except as would not, individually or in the aggregate, be materially adverse to the Company Group, taken as a whole, neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, any other party to any Material Contract is in breach or default under any such Material Contract, and no event has occurred that, with the giving of notice or the lapse of time or both, would constitute a breach or default under any such Material Contract by the Company or any Company Subsidiary that would permit the other party to terminate such Material Contract. (c) True and complete copies of each Material Contract relating to Indebtedness have been made available to the Purchasers prior to the date hereof. Except as provided in the Credit Agreement, no such Material Contract imposes any limitation on the payment of dividends at the Minimum Dividend Rate (as defined in the Certificate of Designations) as contemplated to be paid under the terms of the Certificate of Designations. (d) No “Default” (as such term is defined in the Credit Agreement) or “Triggering Event” (as such term is defined in the Preferred Stock CODs) (i) has occurred and is continuing or (ii) would result

13 PHX 332633099v6 from the execution and delivery by the Company of this Agreement or the other Transaction Documents, the consummation of the transactions contemplated hereby or thereby or compliance by the Company with any of the provisions hereof or thereof. The Company has received all applicable approvals required under the Credit Agreement in connection with the execution and delivery by the Company of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby and compliance by the Company with the provisions hereof and thereof. Section 2.23 Insurance. (a) Except as would not, individually or in the aggregate, be materially adverse to the Company Group, taken as a whole, (i) the third party insurance policies of the Company Group are in full force and effect in accordance with their terms and no Company Group Member is in default under the terms of any such policy and (ii) to the Knowledge of the Company, as of the date hereof, there is no threatened termination of, or threatened premium increase with respect to, any of such policies. (b) Except (i) as would not, individually or in the aggregate, be materially adverse to the Company Group, taken as a whole, or (ii) as set forth in Section 2.23(b) of the Disclosure Letter, (x) there is no claim pending under any of the Company Group’s insurance policies that has been denied, rejected, questioned or disputed by any insurer or as to which any insurer has made any reservation of rights or refused to cover all or any portion of such claims and (y) since December 31, 2014, all claims, actions, suits, proceedings, arbitrations, mediations or investigations, whether civil, criminal, administrative or investigative, covered by the Company Group’s insurance policies have been properly reported to and accepted by the applicable insurer. Section 2.24 No Additional Representations. Except for the representations and warranties made by the Company in this Article II, neither the Company nor any other person makes any express or implied representation or warranty with respect to any Company Group Member or their respective businesses, operations, assets, liabilities, employees, employee benefit plans, conditions or prospects in connection with the transactions contemplated hereby, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither the Company nor any other person makes or has made any representation or warranty to the Purchasers, or any of their Affiliates or representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to any Company Group Member or its respective business, or (ii) except for the representations and warranties made by the Company in this Article II, any oral or written information presented to the Purchasers or any of their Affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit the right of each Purchaser and its Affiliates to rely on the representations, warranties, covenants and agreements expressly set forth in this Agreement or in any certificate delivered pursuant hereto, nor will anything in this Agreement operate to limit any claim by such Purchaser or any of its Affiliates for fraud. ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS Each Purchaser hereby represents and warrants to the Company, as of the date hereof and as of each Closing Date (except to the extent made only as of a specified date, in which case as of such date), that:

14 PHX 332633099v6 Section 3.1 Organization and Authority. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would reasonably be expected to materially and adversely affect such Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis, and such Purchaser has the power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted. Section 3.2 Authorization. (a) Such Purchaser has the power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by such Purchaser and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of such Purchaser, and no further approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is required. This Agreement has been, and (as of the first Closing) the other Transaction Documents will be, duly and validly executed and delivered by such Purchaser and, assuming due authorization, execution and delivery by the Company, this Agreement is, and (as of each Closing) each of the other Transaction Documents will be, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles). (b) None of the execution, delivery and performance by such Purchaser of this Agreement or the other Transaction Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by such Purchaser with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of such Purchaser under any of the terms, conditions or provisions of (x) its governing instruments, (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Purchaser is a party or by which it may be bound, or to which such Purchaser or any of the properties or assets of such Purchaser may be subject or (z) any rule of the NYSE applicable to the Company, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to such Purchaser or any of its respective properties or assets except in the case of clauses (i)(y) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect such Purchaser’s ability to perform its respective obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis. (c) Other than the securities or blue sky laws of the various states, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by such Purchaser of the transactions contemplated by this Agreement. Section 3.3 Purchase for Investment. Such Purchaser acknowledges that the offer and sale of the Purchased Shares have not been registered under the Securities Act or under any state securities laws. Such Purchaser (i) acknowledges that it is acquiring the Purchased Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of

15 PHX 332633099v6 the Purchased Shares to any person in violation of applicable securities laws, (ii) will not sell or otherwise dispose of any of the Purchased Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) without limiting the representations and warranties in Article II hereof has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Purchased Shares and of making an informed investment decision, (iv) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act), (v) is a “qualified institutional buyer” (as that term is defined in Rule 144A of the Securities Act), and (vi) without limiting the representations and warranties in Article II hereof (A) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access and (C) can bear the economic risk of (x) an investment in the Purchased Shares indefinitely and (y) a total loss in respect of such investment. Section 3.4 Financial Capability. Such Purchaser currently has, and at each Closing will have, available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement. Such Purchaser is not aware as of the date hereof of any reason why the funds sufficient to fulfill its obligations under Article I will not be available on the applicable Closing Date. Section 3.5 Brokers and Finders. Neither such Purchaser nor its Affiliates or any of their respective officers, directors, employees or agents has employed any broker or finder for which the Company will incur any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for such Purchaser in connection with this Agreement or the transactions contemplated hereby. ARTICLE IV COVENANTS Section 4.1 Filings; Other Actions. Promptly after the date hereof, each of the Purchasers, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement; provided that all expenses associated with any of the foregoing shall be borne by the Company. Each party shall execute and deliver both before and after each Closing such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters. The Purchasers and the Company will have the right to review in advance, and to the extent practicable each will consult with the others, in each case subject to applicable laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as reasonably practicable. Each party hereto agrees to keep the other party reasonably apprised of the status of matters referred to in this Section 4.1. Each Purchaser shall promptly furnish the Company, and the Company shall promptly

16 PHX 332633099v6 furnish each Purchaser, to the extent permitted by Law, with copies of written communications received by it or its Subsidiaries from any Governmental Entity in respect of the transactions contemplated by this Agreement. Notwithstanding anything herein to the contrary, under no circumstances shall any Company Group Member or any Purchaser be required to (x) make any payment to any person to secure such person’s consent, approval or authorization (excluding any applicable filing fees or other de minimis expenses that are required to be paid by the Company) or (y) proffer to, or agree to, license, dispose of, sell or otherwise hold separate or restrict the operation of any of its assets, operations or other rights. Section 4.2 Reasonable Best Efforts to Close. Promptly after the date hereof, the Company and the Purchasers will use reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary under applicable laws so as to permit consummation of the transactions contemplated hereby as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate reasonably with the other party hereto to that end, including in relation to the satisfaction of the conditions to each Closing set forth in Sections 1.3(a), (b) and (c) and cooperating in seeking to obtain any consent required from Governmental Entities; provided that neither Purchaser shall be obligated to undertake any monetary obligation or waive or modify any term of this Agreement in connection with the foregoing. Section 4.3 Confidentiality. Each party to this Agreement will hold, and will cause its respective Affiliates and their respective directors, managers, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a regulatory authority is necessary in connection with any necessary regulatory approval, examination or inspection, or unless disclosure is required by judicial or administrative process or by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange (in which case, other than in connection with a disclosure in connection with a routine audit or examination by, or document request from, a regulatory or self- regulatory authority, bank examiner or auditor, the party disclosing such information shall provide the other party with prior written notice of such permitted disclosure), all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by or on behalf of such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (a) previously known by such party from other sources, provided that such source was not known by such party to be bound by a contractual, legal or fiduciary obligation of confidentiality to the other party, (b) in the public domain through no violation of this Section 4.3 by such party or (c) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, financing sources and other consultants and advisors. Notwithstanding the foregoing, each Purchaser may disclose Information to the extent provided by the Stockholders’ Agreement. Section 4.4 State Securities Laws. During the Pre-Closing Period and during the period prior to each Closing after the first Closing, the Company shall use its reasonable best efforts to (a) obtain all necessary permits and qualifications, if any, or secure an exemption therefrom, required by any state securities laws prior to the offer and sale of the Purchased Shares and (b) cause such authorization, approval, permit or qualification to be effective as of the relevant Closing. Section 4.5 Tax Matters. (a) The Company shall pay any and all documentary, stamp and similar issue or transfer tax due upon the issuance of the Purchased Shares, and the Company will, at its own expense, file all necessary Tax returns and other documentation with respect to all such Taxes and fees and, if required by law, each Purchaser will, and will cause its Affiliates to, join in the execution of any such Tax returns and other documentation.

17 PHX 332633099v6 (b) Unless required as a result of a change in law, (i) the Company shall not treat the Purchased Shares as giving rise to dividends for U.S. federal income tax purposes pursuant to Section 305 of the Code prior to the time that any such dividends are actually declared by the Company (other than the accrual of an amount equal to the excess of the redemption price over the issue price of the Purchased Shares), (ii) for so long as Brockdale Investments LP (as holder of a majority of the Preferred Stock) has the ability to appoint two or more people to the Board of Directors, the Company shall treat Brockdale Investments LP as directly owning at least 10% of the voting stock of the Company for purposes of the tax treaty between the U.S. and Luxembourg, and (iii) unless the Purchasers and their Affiliates, in the aggregate, own 50% or more of the Company’s common stock (as measured by value), the Company shall treat amounts paid to each Purchaser (other than the amount equal to the excess of the redemption price over the issue price of the Purchased Shares that had not previously been accrued) in partial or complete redemption of each class of Preferred Stock as a payment in exchange for such Preferred Stock pursuant to Section 302 of the Code. (c) As and when reasonably requested by any Purchaser, the Company agrees to provide prompt assistance (including, if applicable, by providing withholding certificates) in connection with determinations by such Purchaser of whether specified shares of Common Stock or shares of Preferred Stock that such Purchaser holds or has held constitute a “United States real property interest” under Section 897 of the Code. (d) At the time of any distribution with respect to or redemption of Preferred Stock, if requested by a Purchaser the Company shall provide the Purchasers with a good faith estimate of the Company’s (i) accumulated earnings and profits for U.S. federal income tax purposes for prior taxable years and (ii) expected earnings and profits for the taxable year in which such distribution or redemption occurs. The Company shall provide each Purchaser with the Company’s good faith estimated calculation of the current and accumulated earnings and profits of the Company for U.S. federal income tax purposes with respect to each taxable year of the Company in which any such distribution or redemption occurs by February 28 of the immediately following taxable year. ARTICLE V MISCELLANEOUS Section 5.1 Survival. The representations and warranties of the parties contained in this Agreement shall survive for twelve (12) months following the last Closing, except that (i) the representations and warranties of the Company contained in Sections 2.1(a), 2.2(b), 2.2(c), 2.3(a) and Section 2.4 will survive until the expiration of the applicable statutes of limitation and (ii) the representations and warranties of the Company contained in Section 2.2(a) will survive indefinitely. The covenants or other agreements of the parties that contemplate performance or fulfillment thereof prior to a Closing shall survive for six (6) months following such Closing. The covenants or other agreements of the parties that contemplate performance or fulfillment thereof at or following a Closing shall survive such Closing until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. Section 5.2 Reserved. Section 5.3 Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer or duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or

18 PHX 332633099v6 privilege. The conditions to each party’s obligation to consummate a Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Section 5.4 Counterparts; Electronic Transmission. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or other means of electronic transmission and such facsimiles or other means of electronic transmission will be deemed as sufficient as if actual signature pages had been delivered. Section 5.5 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. The parties hereby irrevocably and unconditionally consent to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.7 shall be deemed effective service of process on such party. Section 5.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Section 5.7 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy, facsimile or electronic mail, upon confirmation of receipt, (b) on the first (1st) business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third (3rd) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice. (a) If to any or all of the Purchasers: c/o Elliott Management Corporation 40 West 57th Street New York, NY 10019 Attn: Elliot Greenberg Fax: (212) 478-2371

19 PHX 332633099v6 Email: egreenberg@elliottmgmt.com with a copy to (which copy alone shall not constitute notice): Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 Attn: Kevin M. Schmidt Fax: (212) 521-7178 Email: kmschmidt@debevoise.com (b) If to the Company: Roadrunner Transportation Systems, Inc. 4900 South Pennsylvania Ave. Cudahy, WI 53110 Attn: Curtis W. Stoelting Fax: (630) 968-0509 Email: cstoelting@rrts.com with a copy to (which copy alone shall not constitute notice): Greenberg Traurig, LLP 2375 E. Camelback Road Suite 700 Phoenix, Arizona 85016 Attn: Bruce E. Macdonough Fax: (602) 445-8618 Email: macdonoughb@gtlaw.com Section 5.8 Entire Agreement. This Agreement (including the Exhibits hereto and the Disclosure Letter) and the Commitment Letter constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Section 5.9 Assignment. Neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party; provided that each Purchaser (or any Permitted Transferee) may assign its rights, interests and obligations under this Agreement, in whole or in part, (i) if prior to a Closing, to one or more Permitted Transferees, (provided that no such assignment will relieve such Purchaser of its obligations hereunder prior to such Closing) and, (ii) if following a Closing, to any transferee of shares of Preferred Stock (subject to the Stockholders’ Agreement); provided, however, that in the event of any such assignment, the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned. Section 5.10 Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa and, unless specified otherwise, references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit,

20 PHX 332633099v6 annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the following terms are ascribed the following meanings: (1) the term “business day” means any day that is not a Saturday, a Sunday and any other day on which banks are required or authorized by law or other governmental action to be closed in New York City; (2) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; (3) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”; (4) the word “or” is not exclusive; and (5) the term “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act. (6) “2010 Incentive Compensation Plan” has the meaning set forth in Section 2.2(a). (7) “Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person; provided, that (i) portfolio companies in which any person or any of its Affiliates has an investment shall not be deemed an Affiliate of such person, (ii) no Company Group Member, and none of the Company’s other controlled Affiliates, will be deemed to be Affiliates of any Purchaser for purposes of this Agreement and (iii) each Company Subsidiary shall be deemed an Affiliate of the Company and of each other Company Subsidiary. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise. (8) “Agreement” has the meaning set forth in the Preamble. (9) “Board of Directors” has the meaning set forth in Section 2.3(a). (10) “Bylaws” has the meaning set forth in Section 2.1(a). (11) “Capitalization Date” has the meaning set forth in Section 2.2(a). (12) “Capitalized Lease Obligations” means an obligation that is required to be classified as, and expenses in respect of which are recognized as for, a capitalized lease for income statement reporting purposes in accordance with GAAP. (13) “Certificate of Designations” has the meaning set forth in the Recitals. (14) “Certificate of Incorporation” has the meaning set forth in Section 2.1(a). (15) “Closing” has the meaning set forth in Section 1.2(a).

21 PHX 332633099v6 (16) “Closing Date” has the meaning set forth in Section 1.2(a). (17) “Code” means the United States Internal Revenue Code of 1986, as amended. (18) “Commitment Letter” means that certain letter agreement, dated January 30, 2018, by and among the Company and the Purchasers. (19) “Common Stock” has the meaning set forth in the Recitals. (20) “Company” has the meaning set forth in the Preamble. (21) “Company Financial Statements” has the meaning set forth in Section 2.5(d). (22) “Company Group” means the Company and the Company Subsidiaries from time to time. (23) “Company Group Member” means any corporation, partnership, joint venture, limited liability company, unincorporated association, trust or other entity within the Company Group. (24) “Company Material Adverse Effect” means, with respect to the Company, any Effect that is or is reasonably likely to be materially adverse to the business, assets, liabilities, results of operations or financial condition of the Company Group, taken as a whole; provided, however, that in no event shall any of the following occurring after the date hereof, alone or in combination, be deemed to constitute, or be taken into account in determining whether a Company Material Adverse Effect has occurred: (A) any decrease in the market price of the Company’s Common Stock on the NYSE, (B) any failure by the Company to meet any public revenue or earnings projections, (C) any Effect that results from changes affecting the industry in which the Company operates, or the United States economy generally, or any Effect that results from changes affecting general worldwide economic or capital market conditions, (D) any Effect caused by the announcement or pendency of the transactions contemplated by this Agreement (or the identity of the Purchasers or any of their Affiliates as the purchaser of the Purchased Shares pursuant to the transactions contemplated by this Agreement); (E) acts of war or terrorism or natural disasters, (F) the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein, or any actions or omissions of the Company taken or omitted at the written request of the Purchasers; (G) changes in GAAP or other accounting standards (or any interpretation thereof) or (H) changes in any Laws or other binding directives issued by any Governmental Entity or interpretations or enforcement thereof; provided, however, that (x) the exceptions in clause (A) and (B) shall not prevent or otherwise affect a determination that any Effect underlying such change or failure has resulted in, or contributed to, a Company Material Adverse Effect, (y) with respect to clauses (C), (E), (G) and (H), such Effects, alone or in combination, may be deemed to constitute, or be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent such Effects disproportionately affect the Company Group, taken as a whole, relative to other companies operating in the same industry as the Company Group. (25) “Company PRSUs” has the meaning set forth in Section 2.2(a). (26) “Company RSUs” has the meaning set forth in Section 2.2(a). (27) “Company Stock Options” has the meaning set forth in Section 2.2(a). (28) “Company Subsidiary” has the meaning set forth in Section 2.1(b).

22 PHX 332633099v6 (29) “Company Warrants” has the meaning set forth in Section 2.2(a). (30) “Contract” means any written or oral agreement, arrangement, commitment or other instrument or obligation. (31) “Credit Agreement” means the Credit Agreement, dated as of July 21, 2017, by and among (i) the Company, (ii) the “Borrowers”, the “Subsidiary Guarantors” and the “Lenders” named therein and (iii) BMO Harris Bank, N.A., as Administrative Agent, Swing Line Lender and a Letter of Credit Issuer, as amended from time to time. (32) “Credit Documents” means, with respect to the Credit Facility, the Credit Agreement and all guarantees, security agreements, mortgages, deeds of trust, letters of credit, reimbursement agreements, waivers and amendments and all other Contracts and documents executed and delivered in connection therewith. (33) “Credit Facility” means the credit facility governed by the Credit Agreement and the related Credit Documents. (34) “Disclosure Letter” has the meaning set forth in Article II. (35) “Effect” means any change, event, effect, state of facts, occurrence, development or circumstance. (36) “Environmental Law” means any Laws regulating, relating to or imposing standards of conduct concerning protection of natural resources, the environment or of human health and safety. (37) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder. (38) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time. (39) “GAAP” has the meaning set forth in Section 2.5(d). (40) “Government Official” means any (i) officer, employee or other Person acting for or on behalf of any Governmental Entity or public international organization or (ii) holder of, or candidate for, public office, political party or official thereof or member of a royal family, or any other Person acting for or on behalf of the foregoing. (41) “Governmental Entity” means any transnational, multinational, domestic or foreign federal, state, provincial or local governmental, regulatory or administrative authority, instrumentality, department, court, arbitrator, agency, commission or official, including any political subdivision thereof, any state-owned or state-controlled enterprise, or any non-governmental self-regulatory agency, commission or authority. (42) “Hazardous Substances” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants and any other substances that are regulated pursuant to, or could give rise to liability under, any Environmental Law.

23 PHX 332633099v6 (43) “HSR Act” means Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. (44) “Indebtedness” means, with respect to any person, without duplication, (i) all obligations of such person for borrowed money (including accrued and unpaid interest and the full redemption value of any premiums, costs or penalties associated with repaying such obligations), or with respect to deposits or advances of any kind, (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business consistent with past practice), (iv) all obligations of such person under conditional sale or other title retention agreements relating to any property purchased by such person, (v) all obligations of such person incurred or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of business consistent with past practice), (vi) all Capitalized Lease Obligations, (vii) all obligations of others secured by a Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (viii) all obligations of such person under interest rate, currency or commodity derivatives or hedging transactions, (ix) all letters of credit or performance bonds issued for the account of such person (excluding (A) letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business consistent with past practice, (B) standby letters of credit relating to workers’ compensation insurance and (C) surety bonds and customs bonds) and (x) all guaranties and arrangements having the economic effect of a guaranty by such person of any Indebtedness of any other person. (45) “Information” has the meaning set forth in Section 4.3. (46) “Intellectual Property” means all worldwide intellectual and industrial property rights, including (i) patents, utility models, and all renewals, re-examinations, re-issues, divisions, extensions, provisionals, continuations and continuations-in part thereof, (ii) trademarks, service marks, trade names, corporate names, trade dress, domain names, social media usernames and other source indicators (and all goodwill relating thereto), (iii) copyrights and rights in copyrightable subject matter in published and unpublished works of authorship, (iv) rights in Software, (v) all registrations and applications to register or renew the registrations of any of the foregoing, (vi) inventions, know-how, trade secrets, methods, processes, formulae, models, tools, technical or proprietary information, and technology, and (vii) all other intellectual property rights. (47) “Knowledge of the Company” means the knowledge, after reasonable inquiry, of the individuals set forth in Section 5.10(47) of the Disclosure Letter. (48) “Law” or “Laws” mean any statute, law, ordinance, treaty, rule, code, regulation or other binding directive issued, promulgated or enforced by any Governmental Entity. (49) “Lien” means any mortgage, deed of trust, pledge, option, power of sale, retention of title, right of pre-emption, right of first refusal, hypothecation, security interest, encumbrance, claim, lien or charge of any kind, or an agreement, arrangement or obligation to create any of the foregoing (other than Permitted Liens). (50) “Material Contract” means any Contract (i) that has been filed by the Company with the SEC that has not expired or been terminated prior to the date hereof or (ii) that relates to Indebtedness with an aggregate principal amount in excess of $10,000,000.

24 PHX 332633099v6 (51) “Multiemployer Plan” means (x) a “multiemployer plan” as defined in Section 3(37) of ERISA that is maintained in the United States and (y) a non-U.S. defined-benefit pension plan for the benefit of employees of multiple unrelated employers, in each case, to which any Company Group Member contributes or is or has been required to contribute. (52) “Non-Recourse Party” has the meaning set forth in Section 5.18. (53) “NYSE” means the New York Stock Exchange. (54) “OFAC” has the meaning set forth in Section 2.20(a). (55) “Other Competition Laws” means all non-U.S. Laws intended to prohibit, restrict or regulate actions having an anti-competitive effect or purpose, including competition, restraint of trade, anti-monopolization, merger control or antitrust Laws. (56) “Permits” has the meaning set forth in Section 2.10. (57) “Permitted Lien” means: (i) liens for Taxes that are not yet due or payable or that are being contested in good faith by appropriate proceedings and with respect to which reserves have been made on the financial statements to the extent required under GAAP; (ii) statutory liens of landlords and liens of carriers, warehousemen, mechanics, material men, repairmen and other liens imposed by Law for amounts not yet due; (iii) liens incurred or deposits made to a Governmental Entity in the ordinary course of business or as required by applicable Laws in connection with a governmental authorization, registration, filing, license, permit or approval; (iv) liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security; (v) defects of title, easements, rights of way, covenants, zoning, building and other similar restrictions, charges or encumbrances not materially interfering with the ordinary conduct of business or (vi) liens incurred in the ordinary course of the business securing obligations or liabilities that are not individually or in the aggregate material to the relevant asset or property, respectively. (58) “Permitted Transferee” means, with respect to any person, (i) any Affiliate of such person, (ii) any successor entity of such person and (iii) with respect to any person that is an investment fund, vehicle or similar entity, any other investment fund, vehicle or similar entity of which such person or an Affiliate, advisor or manager of such person serves as the general partner, manager or advisor; provided, however, that no portfolio company of any person shall be a Permitted Transferee. (59) “Person” means an individual, a corporation, a general or limited partnership, a limited liability company, an association, a trust, other legal entity or organization or Governmental Entity. (60) “Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) maintained for current or former employees of the Company, any Company Subsidiary or any other person with whom the Company is considered a single employer under Section 414 of the Code or Title IV of ERISA, to which any Company Group Member is required to contribute, including any pension, profit-sharing, retirement, death, disability, supplemental retirement, welfare benefit, retiree health, and life insurance plan, agreement or arrangement, or any other compensation plan, policy, program, agreement or arrangement, including any employment, change in control, bonus, equity or equity-based compensation, retention, severance, termination, deferred compensation or other similar agreement, arrangement, plan, policy or program that any Company Group Member, maintains, sponsors, is a party to, or as to which any Company Group Member otherwise has or could have any material obligation or material liability, but excluding any Multiemployer Plans.

25 PHX 332633099v6 (61) “Pre-Closing Period” means the period commencing on the date hereof and terminating on the earlier to occur of (i) the first Closing and (ii) the termination of this Agreement in accordance with the provisions hereof. (62) “Preferred Stock” has the meaning set forth in the Recitals. (63) “Preferred Stock CODs” means, collectively, the Certificates of Designations, Preferences and Rights for the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, and the Series E-1 Preferred Stock. (64) “Purchase Price” means the aggregate purchase price payable by the Purchasers to the Company for the issue of the Purchased Shares. (65) “Purchased Shares” has the meaning set forth in Section 1.1. (66) “Purchaser” or “Purchasers” has the meaning set forth in the Preamble. (67) “Put Notice” shall mean a notification by the Company to the Purchasers that the Company desires to sell Preferred Stock to the Purchasers for an aggregate purchase price of at least $8,750,000. (68) “Registration Rights Agreement” means the Registration Rights Agreement, dated as of May 2, 2017, by and among the Company, the Purchasers, Thayer Equity Investors V, L.P., TC Roadrunner-Dawes Holdings, L.L.C., TC Sargent Holdings, L.L.C., HCI Equity Partners III, L.P. and HCI Co-Investors III, L.P. (69) “Release” means disposing, discharging, injecting, spilling, leaking, pumping, pouring, leaching, migration, emitting, escaping or emptying into or upon the indoor or outdoor environment. (70) “Relevant Persons” has the meaning set forth in Section 2.19(a). (71) “SEC” has the meaning set forth in Section 2.5(a). (72) “SEC Documents” has the meaning set forth in Section 2.5(a). (73) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time. (74) “Series B Preferred Stock” means the Company’s Series B Cumulative Redeemable Preferred Stock. (75) “Series C Preferred Stock” means the Company’s Series C Cumulative Redeemable Participating Preferred Stock. (76) “Series D Preferred Stock” means the Company’s Series D Cumulative Redeemable Participating Preferred Stock. (77) “Series E Preferred Stock” means the Company’s Series E Cumulative Redeemable Preferred Stock.

26 PHX 332633099v6 (78) “Series E-1 Preferred Stock” means the Preferred Stock. (79) “Series F Preferred Stock” means the Company’s Series F Cumulative Redeemable Preferred Stock. (80) “Software” means all computer software, whether in source code and object code formats, including mobile applications, in any and all forms and media, and all related documentation. (81) “Stockholders’ Agreement” means the Stockholders’ Agreement, dated as of May 2, 2017, by and among the Company and the Purchasers, as amended from time to time. (82) “Subsidiary” has the meaning set forth in Section 2.1(b). (83) “Tax Return” means any return, declaration, report, statement or other document filed or required to be filed in respect of Taxes (including any attached schedules), including any information return, claim for refund, amended return and declaration of estimated Tax. (84) “Taxes” means any U.S. federal, state, local, provincial or non-U.S. taxes, charges, fees, levies or other assessments, including income, capital gains, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, profits, windfall profits, gross receipts, production, goods and services, sales, use, value added, transfer, registration, stamp, premium, excise, customs duties, severance, environmental (including taxes under section 59A of the Code), real property, personal property, ad valorem, occupancy, license, occupation, employment, payroll, social security, disability, unemployment, workers’ compensation, withholding, estimated or other similar tax, duty, fee, assessment or other governmental charge or deficiencies thereof (including all interest and penalties thereon, related liabilities and additions thereto). (85) “Transaction Documents” means this Agreement and the Certificate of Designations. (86) “Voting Debt” has the meaning set forth in Section 2.2(c). Section 5.11 Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. Section 5.12 Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties. Section 5.13 No Third Party Beneficiaries. Except as expressly provided herein, nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto (and their permitted assigns), any benefit, right or remedies. Section 5.14 Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation or the rules of any stock exchange, each of the parties hereto will cooperate with

27 PHX 332633099v6 each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and neither the Company nor any Purchaser will make any such news release or public disclosure without first consulting with the other, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure. Section 5.15 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, and no party will allege, and each party hereby waives, the defense or counterclaim that there is an adequate remedy at law. Section 5.16 Termination. (a) This Agreement may be terminated: (1) by mutual written agreement of the Company and the Purchasers; (2) by the Company or the Purchasers, upon written notice to the other party given at any time on or after July 30, 2018; provided, however, that the right to terminate this Agreement pursuant to this Section 5.16(a)(2) shall not be available to any party whose material breach of any obligations under this Agreement shall have been the cause of, or shall have resulted in, the failure of a Closing to occur on or prior to such date; (3) by notice given by the Company to the Purchasers, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by any Purchaser in this Agreement such that the conditions in Section 1.3(c) would not be satisfied and which have not been cured by such Purchaser within thirty (30) days after receipt by such Purchaser of written notice from the Company requesting such inaccuracies or breaches to be cured; or (4) by notice given by the Purchasers to the Company, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Company in this Agreement such that the conditions in Section 1.3(b) would not be satisfied and which have not been cured by the Company within thirty (30) days after receipt by the Company of written notice from the Purchasers requesting such inaccuracies or breaches to be cured. (b) If not already terminated pursuant to Section 5.16(a), this Agreement shall automatically terminate upon termination of the Commitment Letter pursuant to Section 6 of the Commitment Letter. Section 5.17 Effects of Termination. In the event of any termination of this Agreement in accordance with Section 5.16, neither party (or any of its Affiliates) shall have any liability or obligation to the other (or any of its Affiliates) under or in respect of this Agreement, except to the extent of (A) any liability arising from any intentional and material breach by such party under this Agreement arising prior to such termination or (B) any fraud of this Agreement. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, in each case, except (x) as set forth in the

28 PHX 332633099v6 preceding sentence and (y) that the provisions of Section 4.3 (Confidentiality), Section 5.3 to Section 5.14 (Amendment, Waiver; Counterparts, Electronic Transmission; Governing Law; Waiver of Jury Trial; Notices; Entire Agreement, Assignment; Interpretation; Other Definitions; Captions; Severability; No Third Party Beneficiaries; Public Announcements) and Section 5.18 (Non-Recourse) shall survive the termination of this Agreement. Section 5.18 Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof, and no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of either party against the other party hereto, in no event shall either party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non- Recourse Party. Section 5.19 Disclosure Letter. Any matter disclosed by the Company in the Disclosure Letter pursuant to any Section of this Agreement shall be deemed to have been disclosed by the Company for purposes of each other Section of this Agreement to which such disclosure is readily apparent. [The remainder of this page was intentionally left blank.]

Schedule A PHX 332633099v6 Purchaser Allocations Purchaser Percentage Elliott Associates, L.P. 32% Brockdale Investments LP 68%